Exhibit 99.1
NEWS RELEASE
Quintana Maritime Limited Agrees to Acquire a Newbuilding Capesize Bulk
Carrier and Secures a Five Year Charter at a Net Daily Rate of $40,000.
     ATHENS, GREECE — December 6, 2006 — Quintana Maritime Limited (NASDAQ: QMAR), a leading international provider of dry bulk transportation services, announced today that it has agreed to acquire a newbuilding Capesize bulk carrier of 177,000 deadweight tons (dwt), to be named Iron Miner. The vessel is currently under construction at the Shanghai Waigaoqiao Shipbuilding Co, a Capesize specialist yard in China, with expected delivery in March 2007. The sellers are Bocimar Belgium NV, a publicly listed company on the Belgian Stock Exchange.
     The purchase price of the vessel is approximately $92.5 million. Quintana Maritime has advanced the sellers a cash deposit of $9.25 million, or 10% of the aggregate purchase price of the vessel, and intends to fund the balance of the purchase price, upon delivery of the ship in March 2007, with borrowings under its existing credit facility, cash on hand, and the proceeds from the exercise of warrants.
     Quintana expects to partially finance the acquisition with the proceeds from the exercise of approximately 3.2 million warrants, including 1.1 million warrants that have already been exercised, 0.4 million warrants in the process of being exercised, and 1.7 million warrants held by sponsors of the Company. These sponsors, which include affiliates of Corbin J. Robertson, Jr., First Reserve Corporation, and AMCI International, Inc., have expressed their intention to exercise their warrants prior to the delivery of Iron Miner. Certain factors, including a decline in the price of Quintana’s common stock below the exercise price of the warrants prior to the delivery of the vessel, could cause the sponsors not to exercise their warrants. If the sponsors do not exercise the warrants, the Company will be required to find an alternative source of financing to pay the balance of the purchase price of the vessel upon delivery.
     Furthermore, Quintana has secured the vessel under a five year time charter at a net daily rate of $ 40,000 with Transfield, a major operator in the Capesize market that operates in excess of 40 Capes. Including the charter on Iron Miner, the Company has secured approximately 90% of 2007 net operating days under time charter contracts, representing approximately $191.0 million in net revenues.

     Stamatis Molaris, Chief Executive Officer and President of Quintana Maritime, commented: “This latest acquisition is consistent with our articulated strategy to expand our presence in the Capesize sector, while at the same time securing profitable long term employment opportunities. We believe this acquisition will be an accretive use of the proceeds received or expected to be received from the exercise of approximately 3.2 million warrants out of the total of 8.2 million warrants issued. We remain committed to grow Quintana, within our selected segments, while at the same time we enhance the stability and predictability of our cash flow and earnings.”
     Once the company takes delivery of the M/V Iron Miner as well as the six remaining Metrobulk vessels, Quintana’s fleet will be one of the most modern in the industry with an average age of 3.3 years on a dwt-weighted average basis, consisting of 28 vessels in total including 11 Panamaxes, 14 Kamsarmaxes and 3 Capesizes, with total cargo-carrying capacity of 2,473,881 dwt.
Fleet Table as of December 6, 2006

					TC Expiration
CURRENT	Type	DWT	Year	Age	Date (minimum
FLEET			Built	(in yrs)	period)

Coal Gypsy	Kamsarmax	82,300	2006	0.0	December 2010
Iron Anne	Kamsarmax	82,000	2006	0.2	December 2010
Iron Vassilis(A)	Kamsarmax	82,000	2006	0.4	December 2010
Iron Bill (ex. Iron Elisabeth) (A)	Kamsarmax	82,000	2006	0.5	December 2010
Santa Barbara	Kamsarmax	82,266	2006	0.7	December 2010
Ore Hansa	Kamsarmax	82,229	2006	0.7	December 2010
Iron Kalypso	Kamsarmax	82,204	2006	0.9	December 2010
Iron Fuzeyya(A)	Kamsarmax	82,229	2006	0.9	December 2010
Iron Bradyn(A)	Kamsarmax	82,769	2005	1.8	December 2010
Grain Harvester	Panamax	76,417	2004	2.3	September 2009
Grain Express	Panamax	76,466	2004	2.7	December 2010
Kirmar( B)	Capesize	165,500	2001	5.2	February 2007(C)
Iron Beauty( B)	Capesize	165,500	2001	5.4	April 2010
Coal Pride	Panamax	72,600	1999	7.0	February 2007
Iron Man(D)	Panamax	72,861	1997	9.4	March 2010
Coal Age(D)	Panamax	72,861	1997	9.5	June 2007
Fearless 1(D)	Panamax	73,427	1997	9.6	March 2008
Barbara(E)	Panamax	73,390	1997	9.8	June 2007

					TC Expiration
CURRENT	Type	DWT	Year	Age	Date (minimum
FLEET			Built	(in yrs)	period)

Linda Leah(E)	Panamax	73,390	1997	9.8	June 2008
King Coal	Panamax	72,873	1997	9.9	March 2008
Coal Glory(D)	Panamax	73,670	1995	11.8	June 2008
Total Current Fleet	21 Vessels	1,808,952		4.6 years avg (F)

FLEET TO BE	Type	DWT	Year	Age (in	Delivery Range
DELIVERED			Built	years)

Iron Knight	Panamax	76,429	2004	2.5	Dec 06
Pascha	Kamsarmax	82,300	*		Dec 06
Iron Lindrew	Kamsarmax	82,300	*		Jan 07
Coal Hunter	Kamsarmax	82,300	*		Dec 06
Iron Brooke	Kamsarmax	82,300	*		Mar 07
Iron Miner	Capesize	177,000	*		Mar 07
Iron Manolis	Kamsarmax	82,300	*		May 07
Total Fleet to be Delivered	7 Vessels	664,929
TOTAL FLEET	28 Vessels	2,473,881

*	Under Construction
     (A), (B), (D), and (E) indicate sister ships. As of November 28, 2006 Quintana had four sets of sister ships, including the vessels recently acquired from Metrobulk. All seventeen ships that are part of the Metrobulk acquisition are sister ships. Sister ships indicate vessels of the same class made in the same shipyard. The sister-ship concept further enhances our operational flexibility and efficiency.
     (C) Kirmar’s charter may be extended by up to six months, until September 2007, at the current rate of $26,500 per day at the charterer’s option.
(F) On a dwt weighted average
     ABOUT QUINTANA MARITIME LIMITED
Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. As of today, the company owns and operates a fleet 21 vessels, including 9 Kamsarmax bulkers, 10 Panamax size vessels and 2 Capesize vessels with a total carrying capacity of 1,808,952 dwt and an average age of 4.6 years on a dwt weighted average. It has also entered into agreements to acquire 6 additional vessels, including 1 Panamax and 5 Kamsarmax bulkers with expected delivery between December 2006 and April 2007 and with an aggregate capacity of 664,929 dwt. In addition, Quintana has agreed to purchase a newbuild Capesize bulk carrier with an aggregate capacity of 177,000 dwt. Once all acquisitions are completed Quintana will have a fleet of 28 dry bulk vessels, consisting of 3 Capesize vessels, 11 Panamax vessels and 14 Kamsarmax vessels with a total capacity of 2,473,881 dwt.

Forward Looking Statements
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.
For Immediate Release

Company Contact:	Investor Relations / Financial Media:
Paul J. Cornell	Paul Lampoutis
Chief Financial Officer	Capital Link, Inc, New York
Tel. 713-751-7525	Tel. 212.661.7566
E-mail: pcornell@quintanamaritime.com	E-mail: plampoutis@capitallink.com